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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-79347 of The DII Group, Inc. and subsidiaries (the Company) on Form S-3 of our report dated January 28, 1999 (February 8, 1999 as to the redemption of convertible subordinated notes described in Note 6 and September 8, 1999 as to Note 15), which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 15, and of our report dated January 28, 1999 relating to the financial statement schedules, included and incorporated by reference in the Annual Report on Form 10-K/A of the Company for the year ended January 3, 1999 and to the use of our report dated January 28, 1999 (February 18, 1999 as to the redemption of convertible subordinated notes described in Note 6 and September 8, 1999 as to
Note 15) which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 15, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
September 23, 1999